EXHIBIT 99.1

CDK Global Reports Second Quarter Fiscal 2016 Results

GAAP Revenues Rise 1%; Adjusted Revenues Rise 3%, 6% on a Constant Currency Basis
GAAP Net Earnings Increase 61%; Adjusted Net Earnings Increase 23%
Fiscal 2016 Forecast is in-line with Prior Forecast Despite Certain Items Anticipated in Second Half;
Adjusted Revenues to Rise 4% to 5% and Adjusted Net Earnings to Grow Approximately 23%

HOFFMAN ESTATES, Ill., Feb. 03, 2016 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its second quarter fiscal 2016 financial results and updated its outlook for fiscal 2016. Highlights are below:

Second Quarter Fiscal 2016 Results	As Reported	As Adjusted
Revenues	up 1% to $520.1 million	up 3% to $520.1 million
Earnings before income taxes	up 39% to $106.8 million	up 21% to $111.1 million
Net earnings attributable to CDK	up 61% to $68.2 million	up 23% to $70.0 million
Diluted net earnings attributable to CDK per share	up 65% to $0.43 per share	up 26% to $0.44 per share
EBITDA margin	n/m	up 290 bps to 27.3%

“I am pleased with CDK’s results for the quarter which exceeded our expectations,” said Steve Anenen, chief executive officer, CDK. “We realized certain benefits from our business transformation plan sooner than anticipated and are on track to deliver against our transformation targets for the year. We continue to focus on operational excellence and putting our dealers at the center of everything we do.”

“We announced a $1 billion return of capital plan during the quarter and entered into an accelerated share repurchase agreement (ASR). Additionally, we increased the quarterly cash dividend as part of our commitment to return cash to our shareholders,” said Al Nietzel, chief financial officer, CDK.

Discussion of Results

Growth in both revenues and earnings before income taxes for the quarter was negatively impacted 3 percentage points by unfavorable foreign exchange rates in the “As Adjusted” results above. Fiscal 2016 results have been adjusted to exclude costs related to the business transformation plan and a net gain associated with an indemnification receivable. Fiscal 2015 results have been adjusted for certain non-GAAP items for comparability to fiscal 2016. Please refer to the tables at the end of this release for a reconciliation of the "As Reported" results to the "As Adjusted" results. All comparisons throughout the remainder of this release are on an "As Adjusted" basis.

Automotive Retail North America

Automotive Retail North America revenues grew 5% for the second quarter, 4% organically, and 7% on a constant currency basis compared to last year’s second quarter. Pretax earnings increased 20%, or 22% on a constant currency basis. Pretax margin expanded 400 basis points primarily due to scale from increased revenues and operating efficiencies driven by execution of the business transformation plan resulting in lower labor-related costs. The pretax margin also benefited from a reserve established in last year’s second quarter for a vendor-related obligation that was released in this year’s first quarter. These benefits were partially offset by increased hosting costs in the quarter.

Automotive Retail International

Automotive Retail International revenues declined 5% entirely due to unfavorable foreign exchange rates compared to last year’s second quarter.  On a constant currency basis, revenues grew 5%. Pretax earnings increased 3% for the second quarter, or 14% on a constant currency basis. Pretax margin expanded 160 basis points primarily due to scale from increased revenues and from execution of the business transformation plan, partially offset by an accrual true-up that benefited last year’s second quarter.

Digital Marketing

Digital Marketing revenues grew 2% for the second quarter, 3% on a constant currency basis compared to last year’s second quarter. The quarter continued to be impacted by a lower client website count of 12% compared with a year ago. Pretax earnings increased 4%, or 7% on a constant currency basis. Pretax margin expanded 10 basis points due to increased operating efficiencies from the business transformation plan resulting in lower labor-related costs. These benefits were partially offset by a higher mix of lower margin advertising revenues versus subscription-based website revenues in the quarter as well as increased hosting costs.

Addition to CDK Leadership Team

Dan Flynn has joined the CDK leadership team as Corporate Vice President of Business Transformation, reporting to Brian MacDonald, president and member of CDK’s Board of Directors. Dan comes to CDK from Hertz Corporation where he led company-wide, Lean Six Sigma-based process improvement initiatives and will have responsibility for leading the execution of CDK’s business transformation plan.  Dan will work closely with the CDK leadership team to operationalize our global workstream efforts.

Mr. MacDonald said, "I am very pleased to have Dan join the CDK leadership team. Dan has considerable process and operational experience and has achieved much success in leading projects similar to our transformation plan. Having attained his Six Sigma Green Belt certification, Dan is well-equipped to lead CDK’s business transformation plan to simplify and streamline our processes.”

Fiscal 2016 Forecast

We anticipate a year-over-year negative impact to earnings and margins during the second half of fiscal 2016 due to:

  Expenses relating to the CEO transition plan which are expected to total $9 to $10 million, with $8 to $9 million to be recorded in the third quarter.
    Anticipate negative impact to growth in earnings before income taxes of approximately 10 and 3 percentage points, respectively, for the third quarter and full year
    Same impacts are anticipated to net earnings growth in the third quarter and full year
    Anticipate negative impact to pretax margin of 150 to 170 basis points for the third quarter, and 40 to 50 basis points for the full year
    Anticipate negative impact to EBITDA margin of 80 to 90 basis points for the third quarter, and 20 to 30 basis points for the full year

  Higher than anticipated negative impact from fluctuations in foreign exchange rates. Current estimates for fiscal 2016 are below:
    Impact to revenues of $40 to $50 million, or 2 to 3 percentage points, for the full year
    Impact to earnings before income taxes of approximately $12 million, or 3 percentage points for the full year

  Increased interest expense from the term loan entered into in December 2015 to fund the ASR.
    Anticipate negative impact of approximately $0.01 of earnings per share attributable to CDK for the full year due to approximately $3 million of additional interest expense

Partially offsetting the impact of the above items to earnings per share is:

  The execution of the ASR agreement which resulted in an initial delivery of 4.3 million shares to CDK during the second quarter. This is anticipated to contribute approximately $0.02 of earnings per share attributable to CDK for the full year, with a $0.01 per share contribution in both the third and fourth quarters. We anticipate settlement of the remaining shares of the ASR in the fourth quarter.

The forecast continues to include additional EBITDA of $45 million attributable to the execution of our business transformation plan, of which about $30 million is anticipated in the second half of the fiscal year.

The fiscal 2016 growth forecasts below are in-line with our prior forecasts despite the items noted above. Fiscal 2016 results have been adjusted to exclude costs related to the business transformation plan and a net gain associated with an indemnification receivable. Fiscal 2015 results were adjusted for certain non-GAAP items for comparability to fiscal 2016 as shown in our fiscal 2015 year-end earnings press release and presented at the end of this release. On this adjusted basis, the forecast is as follows:

  Revenues – we anticipate 4% to 5% growth from $2,017.3 million in fiscal 2015
  Earnings before income taxes – we anticipate approximately 25% growth from the $333.3 million in fiscal 2015
  Pretax margin – we anticipate at least 300 basis points of expansion from the 16.5% in fiscal 2015
  EBITDA margin – we anticipate at least 300 basis points of expansion from the 22.9% in fiscal 2015
  Net earnings attributable to CDK – we anticipate approximately 23% growth from the $210.5 million in fiscal 2015
  Diluted net earnings attributable to CDK per share – we anticipate over 25% growth from the $1.30 in fiscal 2015

Effective Tax Rate

There is no change to CDK's anticipated adjusted effective tax rate for fiscal 2016 of 35.5% to 36.0% compared with 34.5% in fiscal 2015. The fiscal 2015 adjusted effective tax rate excludes the impact of separation costs which were primarily non-deductible and the $4.6 million increase to income tax expense related to the tax law change for bonus depreciation. The fiscal 2015 adjusted effective tax rate is lower than the anticipated fiscal 2016 effective tax rate due to a non-recurring tax benefit in the first quarter of fiscal 2015 associated with a valuation allowance adjustment.

Separation from ADP

CDK began operating as a public company on October 1, 2014 following its spin-off from ADP on September 30, 2014.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on an “As Reported” and “As Adjusted” basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the second quarter of fiscal 2016 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Wednesday, February 3, 2016 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK’s Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. A presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK’s financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK Global’s solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated and Combined Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2015		2014	2015		2014
Revenues	$520.1		$517.0	$1,034.7		$1,034.0

Expenses:
Cost of revenues	301.2		323.3	612.0		634.8
Selling, general and administrative expenses	105.8		105.9	203.2		216.4
Restructuring expenses	1.8		—	3.7		—
Separation costs	—		3.3	—		34.0
Total expenses	408.8		432.5	818.9		885.2

Operating earnings	111.3		84.5	215.8		148.8

Interest expense	(9.5)		(9.0)	(18.8)		(10.1)
Other income, net	5.0		1.6	5.6		2.9

Earnings before income taxes	106.8		77.1	202.6		141.6

Provision for income taxes	(37.1)		(32.7)	(71.7)		(56.2)

Net earnings	69.7		44.4	130.9		85.4
Less: net earnings attributable to noncontrolling interest	1.5		2.0	3.7		4.0
Net earnings attributable to CDK	$68.2		$42.4	$127.2		$81.4

Net earnings attributable to CDK per common share:
Basic	$0.43		$0.26	$0.80		$0.51
Diluted	$0.43		$0.26	$0.80		$0.50

Weighted-average common shares outstanding:
Basic	158.7	(a)	160.7	158.9	(a)	160.7
Diluted	159.7	(a)	161.8	160.0	(a)	161.2

(a) The weighted-average common shares outstanding for the three and six months ended December 31, 2015 reflect a reduction of 1.0 million shares that were inadvertently issued and distributed at the spin-off to ADP with respect to certain unvested ADP equity awards. For additional information on this matter, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended September 30, 2015 filed on Form 10-Q.

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	June 30,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$347.5	$408.2
Accounts receivable, net of allowances	378.9	314.6
Other current assets	190.7	162.4
Total current assets	917.1	885.2

Property, plant and equipment, net	101.4	100.0
Other assets	223.3	224.1
Goodwill	1,187.3	1,209.9
Intangible assets, net	86.9	99.3
Total assets	$2,516.0	$2,518.5

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$26.4	$13.0
Accounts payable	13.4	21.7
Accrued expenses and other current liabilities	159.2	154.4
Accrued payroll and payroll-related expenses	71.0	123.2
Short-term deferred revenues	173.4	186.1
Total current liabilities	443.4	498.4

Long-term debt and capital lease obligations	1,202.2	971.1
Long-term deferred revenues	157.7	162.9
Deferred income taxes	71.8	58.2
Other liabilities	45.1	43.8
Total liabilities	1,920.2	1,734.4

Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	629.6	686.5
Retained earnings	167.8	81.2
Treasury stock, at cost	(240.6)	(50.7)
Accumulated other comprehensive income	19.8	51.6
Total CDK stockholders' equity	578.2	770.2
Noncontrolling interest	17.6	13.9
Total equity	595.8	784.1
Total liabilities and equity	$2,516.0	$2,518.5

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

During the three months ended September 30, 2015, the Company began to report segment revenues and earnings before income taxes using actual foreign exchange rates. Previously, the Company's revenues and earnings before income taxes for each segment were adjusted to reflect budgeted foreign exchange rates, which resulted in reconciling items for foreign exchange so as to present segment results on a consistent basis without the impact of fluctuations in foreign currency exchange rates. Segment information for the three and six months ended December 31, 2014 has been updated to conform to the new presentation and the effect of foreign exchange now resides within reportable segment revenues and earnings before income taxes.

	Adjusted Segment Revenues
	Three Months Ended					Six Months Ended
	December 31,		Change		Constant Currency	December 31,		Change		Constant Currency
	2015	2014	$	%	%	2015	2014	$	%	%
Automotive Retail North America (a)	$333.6	$316.3	$17.3	5%	7%	$665.8	$629.9	$35.9	6%	7%
Automotive Retail International (b)	78.8	82.9	(4.1)	(5)%	5%	157.0	168.6	(11.6)	(7)%	4%
Digital Marketing (c)	107.7	105.1	2.6	2%	3%	211.9	208.7	3.2	2%	2%
Total	$520.1	$504.3	$15.8	3%	6%	$1,034.7	$1,007.2	$27.5	3%	6%

	Adjusted Segment Earnings before Income Taxes
	Three Months Ended					Six Months Ended
	December 31,		Change		Constant Currency	December 31,		Change		Constant Currency
	2015	2014	$	%	%	2015	2014	$	%	%
Automotive Retail North America (a)	$109.7	$91.3	$18.4	20%	22%	$212.1	$182.7	$29.4	16%	18%
Margin	32.9%	28.9%	400 bps			31.9%	29.0%	290 bps
Automotive Retail International (b)	15.9	15.4	0.5	3%	14%	30.1	28.0	2.1	8%	19%
Margin	20.2%	18.6%	160 bps			19.2%	16.6%	260 bps
Digital Marketing (c)	11.6	11.2	0.4	4%	7%	22.1	19.3	2.8	15%	18%
Margin	10.8%	10.7%	10 bps			10.4%	9.2%	120 bps
Other (d)	(26.1)	(25.8)	(0.3)	1%	2%	(53.8)	(56.9)	3.1	(5)%	(5)%
Total	$111.1	$92.1	$19.0	21%	24%	$210.5	$173.1	$37.4	22%	26%
Margin	21.4%	18.3%	310 bps			20.3%	17.2%	310 bps

(a) The table below presents a reconciliation of revenues to adjusted revenues and earnings before income taxes to adjusted earnings before income taxes for the Automotive Retail North America (ARNA) segment and includes the constant currency effect of adjusted revenues and adjusted earnings before income taxes.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues	$333.6	$329.0	$665.8	$656.7
Internet sales leads revenues	—	(12.7)	—	(26.8)
Adjusted revenues (e)	$333.6	$316.3	$665.8	$629.9
Impact of exchange rates	3.9	—	8.3	—
Constant currency adjusted revenues (e)	$337.5	$316.3	$674.1	$629.9

Earnings before income taxes	$109.7	$91.8	$212.1	$186.3
Stand-alone public company costs	—	—	—	(2.1)
Internet sales leads earnings	—	(0.5)	—	(1.5)
Adjusted earnings before income taxes (e)	$109.7	$91.3	$212.1	$182.7
Impact of exchange rates	1.5	—	3.3	—
Constant currency adjusted earnings before income taxes (e)	$111.2	$91.3	$215.4	$182.7

(b) The table below presents a reconciliation of revenues and earnings before income taxes for the Automotive Retail International (ARI) segment on a constant currency basis.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues	$78.8	$82.9	$157.0	$168.6
Impact of exchange rates	8.2	—	19.0	—
Constant currency revenues (e)	$87.0	$82.9	$176.0	$168.6

Earnings before income taxes	$15.9	$15.4	$30.1	$28.0
Impact of exchange rates	1.6	—	3.2	—
Constant currency earnings before income taxes (e)	$17.5	$15.4	$33.3	$28.0

(c) The table below presents a reconciliation of earnings (loss) before income taxes to adjusted earnings before income taxes for the Digital Marketing (DM) segment and includes the constant currency effect of revenues and adjusted earnings before income taxes.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues	$107.7	$105.1	$211.9	$208.7
Impact of exchange rates	0.4	—	0.9	—
Constant currency revenues (e)	$108.1	$105.1	$212.8	$208.7

Earnings (loss) before income taxes	$11.6	$(4.4)	$22.1	$3.7
Accelerated trademark amortization	—	15.6	—	15.6
Adjusted earnings before income taxes (e)	$11.6	$11.2	$22.1	$19.3
Impact of exchange rates	0.4	—	0.6	—
Constant currency adjusted earnings before income taxes (e)	$12.0	$11.2	$22.7	$19.3

(d) The table below presents a reconciliation of loss before income taxes to adjusted loss before income taxes for the Other segment and includes the constant currency effect of adjusted earnings before income taxes.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Loss before income taxes	$(30.4)	$(25.7)	$(61.7)	$(76.4)
Separation costs	—	3.3	—	34.0
Stand-alone public company costs	—	(3.4)	—	(11.6)
Trademark royalty fee	—	—	—	5.7
Stock-based compensation	—	—	—	(0.4)
Interest expense	—	—	—	(8.2)
Restructuring expenses	1.8	—	3.7	—
Other business transformation expenses	5.1	—	6.8	—
Tax matters indemnification gain, net	(2.6)	—	(2.6)	—
Adjusted loss before income taxes (e)	$(26.1)	$(25.8)	$(53.8)	$(56.9)
Impact of exchange rates	(0.1)	—	—	—
Constant currency adjusted earnings before income taxes (e)	$(26.2)	$(25.8)	$(53.8)	$(56.9)

(e) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated and Combined Adjusted Financial Information
(In millions)
(Unaudited)

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2015	2014	$	%	2015	2014	$	%
Revenues	$520.1	$517.0	$3.1	1%	$1,034.7	$1,034.0	$0.7	—%
Internet sales leads revenues	—	(12.7)			—	(26.8)
Adjusted revenues (a)	$520.1	$504.3	$15.8	3%	$1,034.7	$1,007.2	$27.5	3%
Impact of exchange rates	12.5	—			28.2	—
Constant currency adjusted revenues (a)	$532.6	$504.3	$28.3	6%	1,062.9	1,007.2	$55.7	6%

Earnings before income taxes	$106.8	$77.1	$29.7	39%	$202.6	$141.6	$61.0	43%
Separation costs	—	3.3			—	34.0
Accelerated trademark amortization	—	15.6			—	15.6
Stand-alone public company costs	—	(3.4)			—	(13.7)
Trademark royalty fee	—	—			—	5.7
Stock-based compensation	—	—			—	(0.4)
Interest expense	—	—			—	(8.2)
Restructuring expenses	1.8	—			3.7	—
Other business transformation expenses	5.1	—			6.8	—
Tax matters indemnification gain, net	(2.6)	—			(2.6)	—
Internet sales leads earnings	—	(0.5)			—	(1.5)
Adjusted earnings before income taxes (a)	$111.1	$92.1	$19.0	21%	$210.5	$173.1	$37.4	22%
Adjusted margin %	21.4%	18.3%	310 bps		20.3%	17.2%	310 bps
Impact of exchange rates	3.4	—			7.1	—
Constant currency adjusted earnings before income taxes (a)	$114.5	$92.1	$22.4	24%	$217.6	$173.1	$44.5	26%

Provision for income taxes	$37.1	$32.7	$4.4	13%	$71.7	$56.2	$15.5	28%
Income tax effect of pre-tax adjustments	2.1	5.0			3.3	6.7
Income tax expense due to bonus depreciation law change	—	(4.6)			—	(4.6)
Pre spin-off filed tax return adjustment	0.4	—			0.4	—
Adjusted provision for income taxes (a)	$39.6	$33.1	$6.5	20%	$75.4	$58.3	$17.1	29%
Adjusted effective tax rate	35.6%	35.9%			35.8%	33.7%

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
	2015	2014	$	%	2015	2014	$	%
Net earnings	$69.7	$44.4	$25.3	57%	$130.9	$85.4	$45.5	53%
Less: net earnings attributable to noncontrolling interest	1.5	2.0			3.7	4.0
Net earnings attributable to CDK	68.2	42.4	25.8	61%	127.2	81.4	45.8	56%
Separation costs	—	3.3			—	34.0
Accelerated trademark amortization	—	15.6			—	15.6
Stand-alone public company costs	—	(3.4)			—	(13.7)
Trademark royalty fee	—	—			—	5.7
Stock-based compensation	—	—			—	(0.4)
Interest expense	—	—			—	(8.2)
Restructuring expenses	1.8	—			3.7	—
Other business transformation expenses	5.1	—			6.8	—
Tax matters indemnification gain, net	(2.6)	—			(2.6)	—
Internet sales leads earnings	—	(0.5)			—	(1.5)
Income tax effect of pre-tax adjustments	(2.1)	(5.0)			(3.3)	(6.7)
Income tax expense due to bonus depreciation law change	—	4.6			—	4.6
Pre spin-off filed tax return adjustment	(0.4)	—			(0.4)	—
Adjusted net earnings attributable to CDK (a)	$70.0	$57.0	$13.0	23%	$131.4	$110.8	$20.6	19%

Adjusted net earnings attributable to CDK per common share (a):
Basic	$0.44	$0.35		26%	$0.83	$0.69		20%
Diluted	$0.44	$0.35		26%	$0.82	$0.69		19%

Weighted-average common shares outstanding:
Basic (b)	158.7	160.7			158.9	160.7
Diluted (b)	159.7	161.8			160.0	161.2

Earnings before income taxes	$106.8	$77.1	$29.7	39%	$202.6	$141.6	$61.0	43%
Interest expense	9.5	9.0			18.8	10.1
Depreciation and amortization	14.7	29.5			28.7	43.4
Separation costs	—	3.3			—	34.0
Stand-alone public company costs	—	(3.4)			—	(13.7)
Trademark royalty fee	—	—			—	5.7
Total stock-based compensation	7.0	8.0			12.8	13.4
Restructuring expenses	1.8	—			3.7	—
Other business transformation expenses	4.6	—			6.2	—
Tax matters indemnification gain, net	(2.6)	—			(2.6)	—
Internet sales leads earnings	—	(0.5)			—	(1.5)
Adjusted EBITDA (a)	$141.8	$123.0	$18.8	15%	$270.2	$233.0	$37.2	16%
Adjusted margin %	27.3%	24.4%	290 bps		26.1%	23.1%	300 bps

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

(b) The weighted-average common shares outstanding for the three and six months ended December 31, 2015 reflect a reduction of 1.0 million shares that were inadvertently issued and distributed at the spin-off to ADP with respect to certain unvested ADP equity awards. For additional information on this matter, refer to Note 1 - Basis of Presentation in our unaudited condensed consolidated and combined financial statements for the quarterly period ended September 30, 2015 filed on Form 10-Q.

CDK Global, Inc.
Consolidated and Combined Adjusted FY2015 Financial Information and FY2016 Guidance
(In millions, except per share amounts)
(Unaudited)

	(b)	(c)
	FY2015	Adjustments	FY2015	FY2016E
Revenues	$2,063.5	$—	$2,063.5
Internet sales leads revenues	(46.2)	—	(46.2)
Adjusted revenues (a)	$2,017.3	$—	$2,017.3
Growth %				4 - 5%

Earnings before income taxes	$299.9	$—	$299.9
Separation costs	34.6	—	34.6
Accelerated trademark amortization	15.6	—	15.6
Stand-alone public company costs	—	(16.8)	(16.8)
Trademark royalty fee	—	5.7	5.7
Stock-based compensation	—	(0.4)	(0.4)
Interest expense	—	(8.2)	(8.2)
Restructuring expenses	2.4	—	2.4
Other business transformation expenses	1.9	—	1.9
Tax matters indemnification loss	1.1	—	1.1
Internet sales leads earnings	(2.5)	—	(2.5)
Adjusted earnings before income taxes (a)	$353.0	$(19.7)	$333.3

Growth %				approximately 25%

Adjusted margin %	17.5%		16.5%
Growth				at least 300 bps

Provision for income taxes	$113.6	$—	$113.6
Income tax effect of pre-tax adjustments	14.0	(7.6)	6.4
Tax law change - bonus depreciation	(4.6)	—	(4.6)
Pre spin-off filed tax return adjustment	(0.5)	—	(0.5)
Adjusted provision for income taxes (a)	$122.5	$(7.6)	$114.9
Adjusted effective tax rate	34.7%		34.5%

	(b)	(c)
	FY2015	Adjustments	FY2015	FY2016E
Net earnings	$186.3	$—	$186.3
Less: net earnings attributable to noncontrolling interest	7.9	—	7.9
Net earnings attributable to CDK	178.4	—	178.4
Separation costs	34.6	—	34.6
Accelerated trademark amortization	15.6	—	15.6
Stand-alone public company costs	—	(16.8)	(16.8)
Trademark royalty fee	—	5.7	5.7
Stock-based compensation	—	(0.4)	(0.4)
Interest expense	—	(8.2)	(8.2)
Restructuring expenses	2.4	—	2.4
Other business transformation expenses	1.9	—	1.9
Tax matters indemnification loss	1.1	—	1.1
Internet sales leads earnings	(2.5)	—	(2.5)
Income tax effect of pre-tax adjustments	(14.0)	7.6	(6.4)
Tax law change - bonus depreciation	4.6	—	4.6
Pre spin-off filed tax return adjustment	0.5	—	0.5
Adjusted net earnings attributable to CDK (a)	$222.6	$(12.1)	$210.5

Growth %				approximately 23%

Adjusted diluted net earnings attributable to CDK per share (a)	$1.38		$1.30
Weighted-average diluted shares outstanding	161.6		161.6
Growth %				over 25%

Earnings before income taxes	$299.9	$—	$299.9
Interest expense	28.8	—	28.8
Depreciation and amortization	76.5	—	76.5
Separation costs	34.6	—	34.6
Stand-alone public company costs	—	(16.8)	(16.8)
Trademark royalty fee	—	5.7	5.7
Total stock-based compensation	30.4	—	30.4
Restructuring expenses	2.4	—	2.4
Other business transformation expenses	1.9	—	1.9
Tax matters indemnification loss	1.1	—	1.1
Internet sales leads earnings	(2.5)	—	(2.5)
Adjusted EBITDA (a)	$473.1	$(11.1)	$462.0

Adjusted margin %	23.5%		22.9%	at least 300 bps

(a) Refer to the Non-GAAP Financial Measures section of this earnings release for additional information on our non-GAAP adjustments.

Fiscal 2015 Results

(b) Amounts in this column represent fiscal 2015 results presented on the same basis as fiscal 2014 results as presented under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

Fiscal 2015 Baseline for Fiscal 2016 Guidance

(c) Amounts in this column represent adjustments necessary to our fiscal 2015 results for presentation on the same basis as our fiscal 2016 forecast for the purpose of providing guidance.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	For the three months ended
	September 30, 2014 (a)	December 31, 2014 (a)	March 31, 2015 (a)	June 30, 2015 (a)	September 30, 2015	December 31, 2015
ARNA
Automotive
DMS Client Sites (b)	9,014	9,140	9,167	9,190	9,181	9,210
Avg Revenue Per Site (c)	$6,543	$6,572	$6,831	$6,662	$6,998	$7,038

Adjacencies
DMS Client Sites (b)	4,673	4,823	4,959	5,029	5,096	5,178
Avg Revenue Per Site (c)	$1,524	$1,507	$1,536	$1,522	$1,551	$1,554

Total ARNA
DMS Client Sites (b)	13,687	13,963	14,126	14,219	14,277	14,388
Avg Revenue Per Site (c)	$4,829	$4,829	$4,983	$4,849	$5,057	$5,069

ARI
DMS Client Sites (b)	13,437	13,422	13,294	13,218	13,208	13,267
Avg Revenue Per Site (c)	$1,101	$1,097	$1,119	$1,133	$1,151	$1,219

Digital Marketing
Websites (d)	7,809	7,783	7,448	7,028	6,946	6,871
Avg Revenue Per Website (e)	$3,202	$3,301	$3,333	$3,449	$3,548	$3,665

(a) Average revenue per DMS client site and average revenue per website have been updated for fiscal 2015 to reflect budgeted foreign exchange rates for fiscal 2016.

(b) Dealer Management System (DMS) Client Sites - We track the number of client sites that have an active DMS. Consistent with our strategy of growing our Automotive Retail client base, we view the number of client sites purchasing our DMS solutions as an indicator of market penetration for our Automotive Retail segments. Our DMS client site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry; recreation dealerships in the motorcycle, marine and recreational vehicle industries; and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.

(c)  Average Revenue Per DMS Client Site - Average revenue per Automotive Retail DMS client site is an indicator of the adoption of our solutions by DMS clients, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current client base through upgrading and expanding solutions and increasing transaction volumes. We calculate average revenue per DMS client site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS client sites in the period. Revenue underlying this metric is based on budgeted foreign exchange rates. Average revenue per DMS client site for the quarterly periods in fiscal 2015 has been adjusted to reflect budgeted foreign exchange rates for fiscal 2016.

(d) Websites - For the Digital Marketing segment, we track the number of websites that we host and develop for our OEM and automotive retail clients as an indicator of business activity. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible.

(e) Average Revenue Per Website - We monitor changes in our average revenue per website as an indicator of the relative depth of our relationships in our Digital Marketing segment. We calculate average revenue per website by dividing the monthly revenue generated from our Digital Marketing solutions in a period, excluding OEM advertising revenues, by the average number of client websites in the period. Revenue underlying this metric is based on budgeted foreign exchange rates. Average revenue per website for the quarterly periods in fiscal 2015 has been adjusted to reflect budgeted foreign exchange rates for fiscal 2016.

Non-GAAP Financial Measures

We use certain adjusted results to evaluate our operating performance. In addition, we use adjusted EBITDA, among other measures, as an input to determine incentive-based compensation. Our non-GAAP adjustments principally relate to expenses and benefits that impact comparability of the underlying GAAP measures. We believe our non-GAAP measures provide relevant and useful information for users of the financial statements because they provide insight into our ongoing operating results. Adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, and adjusted EBITDA reflect the adjustments enumerated in the footnotes below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted results are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

Management has excluded revenues related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015, from adjusted revenues.

Management has excluded the following items from adjusted earnings before income taxes:

  Earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015.
  Incremental costs incurred for the three and six months ended December 31, 2014 that were directly attributable to the spin-off from ADP.
  Accelerated amortization recognized during the three and six months ended December 31, 2014 in the DM segment for the Cobalt trademark related to the change in useful life.
  Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to indebtedness incurred with the spin-off. These costs were incurred in the three and six months ended December 31, 2015 and have been reflected as adjustments in the three and six months ended December 31, 2014 to present these periods on a comparable basis.
  Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the six months ended December 31, 2014, prior to our spin-off from ADP, as there is no comparable royalty after the spin-off.
  Restructuring expenses recognized in connection with our business transformation plan for the three and six months ended December 31, 2015. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the three and six months ended December 31, 2015.
  Net gain recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with the tax matters agreement.

Management has excluded the following items from adjusted provision for income taxes:

  Income tax effect of pre-tax adjustments described above, including separation costs for the three and six months ended December 31, 2014, which were partially tax deductible, and the tax effect of the Internet sales leads business.
  Adjustment recognized during the three and six months ended December 31, 2014 to deferred taxes related to the bonus depreciation to which ADP is entitled under the tax law and in accordance with the tax matters agreement to claim additional tax depreciation for assets associated with our business for tax periods prior to our spin-off from ADP.
  Net income tax benefit to adjust the liability for pre spin-off tax returns related to the tax matters indemnification gain, net noted above.

Management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted earnings attributable to CDK per share.

Management has excluded the following items from adjusted EBITDA:

  Interest expense included within the financial statements for the periods presented.
  Depreciation and amortization included within the financial statements for the periods presented, including the accelerated amortization attributable to the Cobalt trademark recognized during the three and six months ended December 31, 2014.
  Incremental costs incurred for the three and six months ended December 31, 2014 that were directly attributable to the spin-off from ADP.
  Incremental costs associated with the formation of corporate departments as a stand-alone public company and incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs. These costs were incurred in the three and six months ended December 31, 2015 and have been reflected as adjustments in the three and six months ended December 31, 2014 to present these periods on a comparable basis.
  Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the six months ended December 31, 2014, prior to our spin-off from ADP, as there is no comparable royalty after the spin-off.
  Total stock-based compensation expense recognized for the periods presented.
  Restructuring expenses recognized in connection with our business transformation plan for the three and six months ended December 31, 2015. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the three and six months ended December 31, 2015. Other business transformation expenses exclude $0.5 million and $0.6 million of accelerated depreciation expense for the three and six months ended December 31, 2015, respectively.
  Net gain recorded within other income, net associated with an indemnification receivable from ADP for pre spin-off tax periods in accordance with the tax matters agreement.
  Earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015.

We also review certain non-GAAP measures, namely adjusted revenues and adjusted earnings before income taxes, on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollar using the average monthly exchange rate for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including forecasts for CDK’s fiscal year ending June 30, 2016, statements concerning CDK’s business transformation plan, other plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, business trends, intention to make share repurchases and to declare and pay future dividends and other information, may be forward-looking statements. Words such as "might," "will," "may," “could,” "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK’s success in obtaining, retaining and selling additional services to clients; the pricing of CDK’s products and services; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and advertising and related industry changes; employment and wage levels; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving CDK’s systems; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; CDK’s ability to timely and effectively implement its business transformation plan; and the ability of CDK’s significant stockholders and their affiliates to significantly influence CDK’s decisions. The statements in this document are made as of the date of this document, even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK’s reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Part I, Item 1A. Risk Factors" in CDK’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and its most recent Quarterly Report on Form 10-Q should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK’s website at www.cdkglobal.com and the SEC’s website at www.sec.gov.

Investor Relations Contacts:
Elena Rosellen
973.588.2511
elena.rosellen@cdk.com

Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com

Media Contact:
Kyle Donash
847.485.4335
kyle.donash@cdk.com